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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-80147 and 333-XXXX) pertaining to the 1993 Stock Option Plan, 1994 Director's Stock Option Plan and Directors' Warrants and 2000 Directors' Stock Option Plan and 2000 Employee Stock Option Plan of SigmaTron International, Inc. of our reports dated June 29, 2000 with respect to the financial statements and schedules of SigmaTron International, Inc. and SMT Unlimited L.P. included in the Amended Annual Report (Form 10-K/A, Amendment #1) of SigmaTron International, Inc. for the year ended April 30, 2000.


                                                ERNST & YOUNG LLP

Chicago, Illinois
December 12, 2000